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                                                                    EXHIBIT 99.1

                                Media Relations:          Investor Relations:
                                Laurinda Wilson           Terrie O'Hanlon
                                (678) 375-1608            (678) 375-1452
                                lwilson@checkfree.com     tohanlon@checkfree.com


             CHECKFREE TAKES AIM AT 100 MILLION INTERNET CONSUMERS

--Company to attack burgeoning market with free introductory offers, doubling of electronic billers, and doubling of customer care and payment capacity --

ATLANTA (June 15, 1999) - CheckFree (NASDAQ:CKFR), the leading provider of financial electronic commerce services, software and related products, today announced its plans to capitalize on the 100 million Internet consumers it believes will be offered its electronic billing and payment services during the next 12 to 18 months.

Expecting to increase its subscribers by as much as 67 percent during the fiscal year ending June 2000, the Company plans to invest as much as $50 million on four key initiatives. These are: funding free introductory offers to consumers; implementing 100 top billers with dynamic electronic bills; developing new electronic commerce services; and building out infrastructure that includes an additional data center in Dublin, Ohio and a customer care and payment facility in Phoenix, Arizona, which could expand capacity to service seven million subscribers.

CheckFree Chairman and CEO Pete Kight and President and COO Pete Sinisgalli revealed the Company's plans in a conference call today, which coincided with the beginning of visits to institutional investors in support of a secondary stock offering filed on June 1. The Company filed to sell 3,800,000 shares, 1,375,000 of which are being offered by certain selling shareholders, including 450,000 by three former members of the Integrion Financial Network.

In explaining the timing of the initiative Pete Kight said, "Last January, as soon as we announced that we had signed one of the largest Internet portals, all of the other major portals began inquiring about working with us well. Now, with our issues with Intuit completely resolved, serious discussions are underway with Internet portals and financial institutions committed to the Net, which together report serving more than 100 million unique consumers. This is a tremendous opportunity for us, and one that is coming along at the absolutely perfect time. We're going to make sure that we turn as many as those consumers into CheckFree subscribers as soon as we can."

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Kight cited CheckFree's readiness to attract new Internet consumers by pointing out that it leads the industry with almost three million current subscribers regularly paying more than 10 million bills a month, and has signed up more than fifty of the nation's top billers, representing more than a half-billion monthly bills. He said the Company expected to double the number of electronic billers in the next fiscal year as part of the effort to attract as many subscribers as fast as possible.

"Every consumer we entice to use E-Bill this year is one more consumer who will have a standard of performance against which to evaluate our competition," Kight said. "We know that if it comes down to a test of performance, we win."

"We're going to do what it takes to be able to service five million subscribers a year from now, and to be fully prepared for the next wave after that," Kight continued. "We can expect to collect on the order of $50 a year for each mature Internet portal subscriber. If the investments we announce today result in just one million additional subscribers--and our Internet distribution channel provides access to one hundred million--we'd be paying just one times revenue for each subscriber, and still be better prepared for the next wave. Because those who try CheckFree services stick with us in overwhelming numbers, I'll buy subscribers at this rate all day long," Kight concluded.

President and Chief Operating Officer Pete Sinisgalli explained that while plans were not yet finalized, he estimated that if the Company executed as planned, and subscriber growth was as planned, the investments would result in an earnings loss for fiscal 2000. "On the other hand," he said, "we are committed to maintaining positive EBITDA, and we could lose as much as about forty cents in earnings per share and still remain cash flow positive."

Chief Financial Officer Allen Shulman said the proceeds from the offering were not required to support the accelerated operating plans, but that after spending $32 million last fall to buy back about twice the number of shares now being offered, the Company's treasury should be replenished. Shulman said, "A company with our potential and market position should have enough cash on hand to ensure it can capitalize on all of its opportunities."

ABOUT CHECKFREE
Founded in 1981, CheckFree (www.checkfree.com), the operating subsidiary of CheckFree Holdings Corporation, is the leading provider of financial electronic commerce services, software and related products. CheckFree designs, develops and markets services that enable nearly three million consumers to receive and pay bills over the Internet or electronically through a variety of bill aggregation points, including banks, brokerage firms, portals and interactive content sites on the Internet, and personal financial management (PFM) software. CheckFree's range of services and products are

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focused on enabling customers to make electronic payments and collections, automate paper-based recurring financial transactions and conduct secure Internet transactions.

After more than a year of beta testing, CheckFree launched the nation's first fully integrated electronic billing and payment solution, CheckFree E-Bill, in March of 1997. Today, the Company has multi-year contracts with more than 50 of the nation's top billers to provide online billing and payment through the CheckFree distribution network.

Certain of the Company's statements in this press release are not purely historical, and as such are forward-looking statements under the Federal Securities laws. These include statements regarding management's intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company's business, and other risks and uncertainties detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including Form 10-K for the year ended June 30, 1998, Form 10-Q for the quarter ended March 31, 1999, Form 8-K filed May 25, 1999 and Form S-3 filed June 1, 1999, as amended June 15, 1999. One or more of these factors have affected, and could in the future affect, the Company's business and financial results in future periods and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made today will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements. CheckFree has filed a registration statement with the Securities and Exchange Commission covering the offering and sale of 3,800,000 shares of common stock, 2,425,000 shares of which are being sold by the Company. You should refer to our prospectus, and to the registration statement of which it is a part, for more complete information about this offering. This registration statement has not yet become effective. These shares of common stock may not be sold, nor may offers to buy them be accepted, before the registration statement becomes effective. This press release does not offer any securities to you, or ask you to buy any securities. The shares of CheckFree common stock will not be sold in any state in which the sale would be illegal before registration or qualification under the securities laws of that state.


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